UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2010

Global Crossing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 9, 2010, Global Crossing Limited issued a press release announcing that it intends to offer approximately $150 million of senior notes due 2019. The proceeds of the offering will be used to refinance Global Crossing Limited’s 5% convertible senior notes due 2011 and to pay related premium, fees and expenses. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd.

November 9, 2010
	By:	Mitchell C. Sussis

/S/ MITCHELL C. SUSSIS
	Name:	Mitchell C. Sussis
	Title:	Senior Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Global Crossing dated November 9, 2010*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.